UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 15, 2006

Affiliated Computer Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12665	51-0310342
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2828 North Haskell Avenue, Dallas, Texas		75204
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(214) 841-6111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Affiliated Computer Services, Inc. (the "Company") has been notified that on September 15, 2006 Kyle Burke, individually and on behalf of all others similarly situated, filed a class action complaint in the United States District Court, Eastern District of New York, Brooklyn Division naming the Company, the Administrative Committee of the ACS Savings Plan; Lora Villarreal, Senior Vice President and Chief People Officer; Jeffrey A. Rich, a former director and officer of the Company; our directors (other than Lynn Blodgett); Gerald J. Ford and Clifford M. Kendall, each a former director of the Company; David W. Black, Henry Hortenstine, and Peter A. Bracken, each a former officer and director of the Company; and William L. Deckelman, Executive Vice President, Secretary, and General Counsel and former director of the Company, as defendants. The lawsuit purports to be brought under the Employee Retirement Income Security Act and alleges breaches by the defendants of their duties as fiduciaries under the Company's Savings Plan. The allegations arise from the Company's activities relating to the stock option grant process during the period between December 31, 1998 and March 6, 2006. The Company does not believe the claims in this lawsuit have merit and intends to vigorously defend the lawsuit.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Affiliated Computer Services, Inc.

September 20, 2006	By:	Wayne R. Lewis

Name: Wayne R. Lewis
Title: Senior Vice President and Assistant Secretary